SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  April 19, 2011

PSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

WISCONSIN

0-26480

39-1804877

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

1905 W. STEWART AVENUE

WAUSAU, WI 54401

(Address of principal executive offices, including Zip Code)

(715) 842-2191

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.07.

Submission of Matters to a Vote of Security Holders.

On April 19, 2011, PSB Holdings, Inc. held its Annual Meeting of Shareholders.  The following directors were elected for a one-year term at the Annual Meeting:  Gordon P. Connor, Patrick L. Crooks, William J. Fish, Charles A. Ghidorzi, Gordon P. Gullickson, Karla M. Kieffer, Peter W. Knitt, David K. Kopperud, Kevin J. Kraft, Thomas R. Polzer, William M. Reif, Thomas A. Riiser, and Timothy J. Sonnentag.

There were 1,572,992 shares of Common Stock eligible to be voted at the Annual Meeting and 1,190,098 shares were represented at the meeting by the holders thereof, which constituted a quorum.  The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended:

1.

Election of Directors.

The thirteen nominees proposed by the Board of Directors were elected as directors for a one-year term expiring at the 2012 Annual Meeting by the following votes:

Director	For	Withheld	Broker Non-Votes
Gordon P. Connor	986,887	37,328	165,883
Patrick L. Crooks	986,227	37,988	165,883
William J. Fish	992,303	31,912	165,883
Charles A. Ghidorzi	984,801	39,414	165,883
Gordon P. Gullickson	973,464	50,751	165,883
Karla M. Kieffer	997,563	26,652	165,883
Peter W. Knitt	996,231	27,984	165,883
David K. Kopperud	958,779	65,436	165,883
Kevin J. Kraft	996,840	27,375	165,883
Thomas R. Polzer	997,444	26,771	165,883
William M. Reif	996,966	27,249	165,883
Thomas A. Riiser	986,378	37,837	165,883
Timothy J. Sonnentag	997,563	26,652	165,883

2.

Ratification of the audit committee’s selection of Wipfli LLP as the Company’s independent auditor for the 2011 fiscal year.

The audit committee’s selection of Wipfli LLP as the Company’s independent auditor for the 2011 fiscal year was ratified by the following votes:

For	Against	Abstain	Broker Non-Votes
1,168,090	3,955	18,053	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB HOLDINGS, INC.

Date:  April 21, 2011

By:  SCOTT M. CATTANACH

Scott M. Cattanach

Treasurer